Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE

GATX CORPORATION REPORTS 2026 THIRD-QUARTER RESULTS
•Third-quarter diluted earnings per share increased to $2.92 from $2.25 in the prior-year period
•Company expects 2026 full-year earnings to modestly exceed the high end of its previously announced guidance range
•Rail North America fleet utilization increased to 98.4% at quarter end
•Demand for aircraft spare engines remains strong
•Investment volume was $171.7 million in the third quarter and totaled over $4.8 billion year to date

CHICAGO, Oct. 29, 2026—GATX Corporation (NYSE: GATX) today reported 2026 third-quarter net income attributable to GATX of $105.2 million, or $2.92 per diluted share, compared to net income attributable to GATX of $82.2 million, or $2.25 per diluted share, in the third quarter of 2025. Net income attributable to GATX for the first nine months of 2026 was $294.1 million, or $8.11 per diluted share, compared to $236.3 million, or $6.46 per diluted share, in the prior year period.

The 2025 third-quarter and year-to-date results include a net positive impact of $5.3 million, or $0.15 per diluted share, from Tax Adjustments and Other Items. Details related to these items are provided in the attached Supplemental Information under Tax Adjustments and Other Items.

"We delivered another quarter of outstanding performance, supported by favorable leasing fundamentals and strong execution," said Robert C. Lyons, president and chief executive officer of GATX. "The overall dynamics for railcar leasing in North America remain positive. Rail traffic is stable or modestly growing for most commodities, attrition in the industry railcar fleet continues, and the supply of new railcars is limited. This drives favorable leasing dynamics, evidenced by our high renewal success rate (86.1%), solid LPI (12.4%), and increased fleet utilization (98.4%). On top of this, the demand for railcars in the secondary market is extremely strong, underscoring the attractive value of our existing fleet. Net gains on asset dispositions were $50.3 million in the quarter and $167.8 million year-to-date.

"GATX Rail Europe's fleet utilization improved to 96.1% at quarter end, and we achieved renewal rate increases across many car types. While economic uncertainty continues across the region, the future of rail transport is positive, and we are well positioned to capitalize on the strength of our existing platform and growth opportunities. In India, demand for railcars remains robust, supported by continued infrastructure investment and economic growth, and GATX Rail India’s fleet remained fully utilized. During the quarter, we stayed focused on selectively growing and diversifying our international fleets through disciplined investments."

Mr. Lyons added, "At Engine Leasing, our Rolls-Royce and Partners Finance affiliates ("RRPF") and wholly owned engine portfolio delivered solid results. RRPF continues to invest in attractive opportunities, with investment volume approaching $1.0 billion year to date. Engine demand remains robust and global air travel is at healthy levels. While we continue to monitor geopolitical developments and broader industry conditions, we remain confident in the long-term outlook for the business."

Mr. Lyons concluded, "Based on year-to-date performance and our outlook for the remainder of the year, we now expect our 2026 full-year earnings to modestly exceed the high end of our previously announced guidance range of $9.90 to $10.30 per diluted share. Our outlook reflects positive dynamics and strong execution across our global businesses, benefits from the acquisition of Wells Fargo's rail assets and related portfolio management activities, and strong performance at Engine Leasing. This guidance excludes any impact from Tax Adjustments and Other Items."

RAIL NORTH AMERICA
Rail North America reported segment profit of $121.3 million in the third quarter of 2026, compared to $70.7 million in the third quarter of 2025. Year to date 2026, Rail North America reported segment profit of $343.7 million, compared to $256.1 million in the same period of 2025. Higher 2026 third-quarter and year-to-date results were driven by higher lease revenues, increased management fee revenue from the Brookfield-owned finance lease portfolio, and higher net gains on asset dispositions, partly offset by higher interest, depreciation and maintenance expenses.

As of Sept. 30, 2026, Rail North America’s fleet totaled approximately 199,100 cars, including approximately 9,000 boxcars. The following fleet statistics and performance discussion exclude the boxcar fleet.

Fleet utilization was 98.4% at the end of the third quarter of 2026, compared to 98.0% at the end of the prior quarter, and 98.9% at the end of the third quarter of 2025. During the third quarter of 2026, the renewal lease rate change of the Lease Price Index (LPI) was positive 12.4%, compared to 16.8% in the prior quarter and 22.8% in the third quarter of 2025. The average lease renewal term for all cars included in the LPI during the third quarter of 2026 was 52 months, compared to 54 months in the prior quarter and 60 months in the third quarter of 2025. The 2026 third-quarter renewal success rate was 86.1%, compared to 82.6% in the prior quarter and 87.1% in the third quarter of 2025. Rail North America’s investment volume during the third quarter of 2026 was $109.3 million.

Additional fleet statistics, including information on the boxcar fleet, and macroeconomic data related to Rail North America’s business are provided in the attached Supplemental Information under Rail North America Statistics.

RAIL INTERNATIONAL
Rail International’s segment profit was $35.9 million in the third quarter of 2026, compared to $34.4 million in the third quarter of 2025. Year to date 2026, Rail International reported segment profit of $99.1 million, compared to $92.3 million in the same period of 2025. Higher 2026 third-quarter segment profit was driven primarily by more railcars on lease, while year-to-date segment profit was driven primarily by more railcars on lease and changes in foreign currency exchange rates.

As of Sept. 30, 2026, GATX Rail Europe’s (GRE) fleet consisted of approximately 36,700 cars. Fleet utilization was 96.1%, compared to 95.3% at the end of the prior quarter and 93.7% at the end of the third quarter of 2025.

As of Sept. 30, 2026, Rail India's fleet consisted of over 12,900 railcars. Fleet utilization was 100.0%, similar to the end of the prior quarter and the end of the third quarter of 2025.

Rail International’s investment volume during the third quarter of 2026 was $49.3 million.

Additional fleet statistics for GRE and Rail India are provided on the last page of this press release.

ENGINE LEASING
Engine Leasing reported segment profit of $51.4 million in the third quarter of 2026, compared to segment profit of $60.4 million in the third quarter of 2025. Year to date 2026, segment profit was $153.1 million, compared to segment profit of $126.3 million in the same period of 2025.

2025 third-quarter and year-to-date results include a net positive impact of $10.9 million ($8.2 million after tax) from Tax Adjustments and Other Items. Additional details are provided in the attached Supplemental Information under Tax Adjustments and Other Items.

Excluding these impacts, 2026 third-quarter and year-to-date results exceeded the prior-year periods, driven primarily by higher operating and remarketing income at RRPF. Year-to-date results also benefited from a larger wholly owned aircraft spare engine portfolio.

As of Sept. 30, 2026, RRPF's portfolio, 50% of which is owned by GATX, consisted of 475 aircraft engines.

As of Sept. 30, 2026, GATX Engine Leasing, the Company’s wholly owned engine portfolio, consisted of 46 aircraft engines.

COMPANY DESCRIPTION
At GATX Corporation (NYSE:GATX), we empower our customers to propel the world forward. GATX leases transportation assets including railcars, aircraft spare engines and tank containers to customers worldwide. Our mission is to provide innovative, unparalleled service that enables our customers to transport what matters safely and sustainably while championing the well-being of our employees and communities. Headquartered in Chicago, Illinois since its founding in 1898, GATX has paid a quarterly dividend, uninterrupted, since 1919.

TELECONFERENCE INFORMATION
GATX Corporation will host a teleconference to discuss its 2026 third-quarter results. Call details are as follows:

Thursday, October 29, 2026
11 a.m. Eastern Time
Domestic Dial-In: 1-833-461-5787
International Dial-In: 1-585-542-9983
Access Code: 354 489 716
Replay: The replay will be available at www.gatx.com

Call-in details, a copy of this press release and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. A replay will be available on the same site starting at 2 p.m. (Eastern Time) on October 29, 2026.

AVAILABILITY OF INFORMATION ON GATX'S WEBSITE
Investors and others should note that GATX routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the GATX Investor Relations website. While not all of the information that the Company posts to the GATX Investor Relations website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in GATX to review the information that it shares on www.gatx.com under the “Investor Relations” tab.

FORWARD-LOOKING STATEMENTS

Statements in this Earnings Release not based on historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and, accordingly, involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance, or achievements to differ materially from those discussed. These include statements as to our future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects, or future events. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “outlook,” “continue,” “likely,” “will,” “would”, and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date they are made, and are not guarantees of future performance. We do not undertake any obligation to publicly update or revise these forward-looking statements, except to the extent required by applicable law.

The following factors, in addition to those discussed in our press releases and filings with the U.S. Securities and Exchange Commission, could cause actual results to differ materially from our current expectations expressed in forward-looking statements:

•a significant decline in customer demand for our transportation assets or services, including as a result of:
◦prolonged inflation or deflation
◦high interest rates
◦weak macroeconomic conditions and world trade policies
◦weak market conditions in our customers' businesses
◦adverse changes in the price of, or demand for, commodities
◦changes in, or disruptions to, supply chains
◦availability of pipelines, trucks, and other alternative modes of transportation
◦changes in conditions affecting the aviation industry, including geopolitical tensions or conflicts (such as hostilities in the Middle East), geographic exposure, customer concentrations, and energy costs
◦customers' desire to buy, rather than lease, our transportation assets
◦other operational or commercial needs or decisions of our customers
•reduced demand for our rail assets resulting from a change in pricing, service offerings, or operating conditions of North American railroads
•competitive factors in our primary markets
•threatened or implemented changes in tariffs or other global trade policies
•higher costs associated with increased assignments of our transportation assets following non-renewal of leases or a significant increase in compliance-based maintenance events
•events having an adverse impact on assets, customers, or regions where we have a concentrated investment exposure
•financial and operational risks associated with long-term purchase commitments for transportation assets
•reduced opportunities to generate asset remarketing income
•inability to successfully consummate and manage ongoing acquisition and divestiture activities, including the recent acquisition of the Wells Fargo fleet
•reliance on Rolls-Royce in connection with our aircraft spare engine leasing businesses

•U.S. and global political conditions and the impact of increased geopolitical tension, civil unrest and armed conflict, including the war with Iran, on domestic and global economic conditions
•potential obsolescence of our assets
•risks related to our international operations and expansion into new geographic markets, including laws, regulations, tariffs, taxes, treaties, or trade barriers affecting our activities in the countries where we do business
•failure to successfully negotiate collective bargaining agreements with the unions representing a substantial portion of our employees
•inability to attract, retain, and motivate qualified personnel, including key management personnel
•inability to protect our information technology from cybersecurity threats
•risks posed by artificial intelligence
•exposure to damages, fines, criminal and civil penalties, and reputational harm arising from a negative outcome in litigation, including claims arising from an accident involving transportation assets
•changes in, or failure to comply with, laws, rules, and regulations
•environmental liabilities and remediation costs
•operational, functional and regulatory risks associated with climate change, severe weather events, and other environmental concerns
•risks associated with sustainability concerns
•prolonged inflation or deflation or interest rate increases
•deterioration of conditions in the capital markets, reductions in our credit ratings, or increases in our financing costs
•fluctuations in foreign exchange rates
•inability to obtain cost-effective insurance
•changes in assumptions, increases in funding requirements or investment losses in our pension and post-retirement plans
•inadequate allowances to cover credit losses in our portfolio
•asset impairment charges we may be required to recognize
•inability to maintain effective internal control over financial reporting and disclosure controls and procedures
•risks of a widespread health crisis

FOR FURTHER INFORMATION CONTACT:
GATX Corporation
Shari Hellerman
Vice President, Investor Relations and Corporate Communications
312-621-4285
shari.hellerman@gatx.com

(10/29/2026)

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In millions, except per share data)

	Three Months Ended September 30		Nine Months Ended September 30
	2026	2025	2026	2025
Revenues
Lease revenue	$514.2	$377.1	$1,541.3	$1,105.5
Non-dedicated engine revenue	22.1	22.5	64.8	64.5
Other revenue	61.7	39.7	155.7	121.4
Total Revenues	598.0	439.3	1,761.8	1,291.4
Expenses
Maintenance expense	143.7	112.5	436.2	320.5
Depreciation expense	165.7	109.5	501.4	320.0
Operating lease expense	6.0	7.1	20.8	21.8
Other operating expense	25.7	16.8	72.3	49.3
Selling, general and administrative expense	64.5	66.2	205.0	181.0
Total Expenses	405.6	312.1	1,235.7	892.6
Other Income (Expense)
Net gain on asset dispositions	51.7	23.1	172.4	97.0
Interest expense, net	(143.7)	(98.2)	(437.7)	(289.3)
Other income	0.6	6.5	19.5	2.7
Income before Income Taxes and Share of Affiliates’ Earnings	101.0	58.6	280.3	209.2
Income taxes	(26.7)	(16.4)	(73.9)	(54.0)
Share of affiliates’ earnings, net of taxes	32.9	40.0	90.9	81.1
Net Income	107.2	82.2	297.3	236.3
Less: Net Income Attributable to Non-Controlling Interest	2.0	—	3.2	—
Net Income Attributable to GATX	$105.2	$82.2	$294.1	$236.3

GATX Share Data
Basic earnings per share	$2.93	$2.25	$8.13	$6.47
Average number of common shares	35.3	35.9	35.5	35.9

Diluted earnings per share	$2.92	$2.25	$8.11	$6.46
Average number of common shares and common share equivalents	35.4	36.0	35.6	36.0

Dividends declared per common share	$0.66	$0.61	$1.98	$1.83

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In millions)

	September 30	December 31
	2026	2025
Assets
Cash and Cash Equivalents	$390.0	$743.0
Restricted Cash	0.2	4,241.9
Receivables
Rent and other receivables	145.1	109.0
Finance leases (as lessor)	178.0	104.2
Less: allowance for losses	(5.9)	(6.0)
	317.2	207.2

Operating Assets and Facilities	19,679.7	15,662.6
Less: allowance for depreciation	(4,537.2)	(4,251.7)
	15,142.5	11,410.9
Lease Assets (as lessee)
Right-of-use assets, net of accumulated depreciation	115.4	137.4

Investments in Affiliated Companies	754.1	732.3
Goodwill	122.6	126.3
Other Assets	445.4	400.5
Total Assets	$17,287.4	$17,999.5

Liabilities and Equity
Accounts Payable and Accrued Expenses	$297.8	$318.4
Debt
Borrowings under bank credit facilities	34.6	82.2
Recourse debt	11,904.0	12,451.7
	11,938.6	12,533.9
Lease Obligations (as lessee)
Operating leases	131.4	154.3

Deferred Income Taxes	1,252.1	1,195.7
Other Liabilities	129.1	162.1
Total Liabilities	13,749.0	14,364.4

Total GATX Shareholders’ Equity	2,784.8	2,750.5
Non-Controlling Interest	753.6	884.6
Total Equity	3,538.4	3,635.1
Total Liabilities and Equity	$17,287.4	$17,999.5

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended September 30, 2026
(In millions)

	Rail North America	Rail International	Engine Leasing	Other	GATX Consolidated
Revenues
Lease revenue	$394.2	$102.5	$8.9	$8.6	$514.2
Non-dedicated engine revenue	—	—	22.1	—	22.1
Other revenue	53.8	6.0	—	1.9	61.7
Total Revenues	448.0	108.5	31.0	10.5	598.0
Expenses
Maintenance expense	124.6	18.1	—	1.0	143.7
Depreciation expense	123.3	27.7	10.6	4.1	165.7
Operating lease expense	6.0	—	—	—	6.0
Other operating expense	16.5	5.2	3.1	0.9	25.7
Total Expenses	270.4	51.0	13.7	6.0	341.1
Other Income (Expense)
Net gain on asset dispositions	50.3	1.3	—	0.1	51.7
Interest expense, net	(104.7)	(24.0)	(12.1)	(2.9)	(143.7)
Other (expense) income	(1.9)	1.1	0.1	1.3	0.6
Share of affiliates' pre-tax earnings	—	—	46.1	—	46.1
Segment Profit	$121.3	$35.9	$51.4	$3.0	$211.6
Less:
Selling, general and administrative expense					64.5
Income taxes (includes $13.2 related to affiliates' earnings)					39.9
Net Income					107.2
Less: Net Income Attributable to Non-Controlling Interest					2.0
Net Income Attributable to GATX					$105.2

Selected Data:
Investment volume	$109.3	$49.3	$—	$13.1	$171.7

Net Gain on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$46.1	$0.6	$—	$0.1	$46.8
Residual sharing income	0.1	—	—	—	0.1
Non-remarketing net gains (1)	4.8	0.7	—	—	5.5
Asset impairments	(0.7)	—	—	—	(0.7)
	$50.3	$1.3	$—	$0.1	$51.7
_________
(1) Includes net gains from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended September 30, 2025
(In millions)

	Rail North America	Rail International	Engine Leasing	Other	GATX Consolidated
Revenues
Lease revenue	$264.1	$94.2	$10.4	$8.4	$377.1
Non-dedicated engine revenue	—	—	22.5	—	22.5
Other revenue	32.4	5.2	—	2.1	39.7
Total Revenues	296.5	99.4	32.9	10.5	439.3
Expenses
Maintenance expense	93.1	18.1	—	1.3	112.5
Depreciation expense	72.1	23.0	10.3	4.1	109.5
Operating lease expense	7.1	—	—	—	7.1
Other operating expense	8.2	4.8	2.9	0.9	16.8
Total Expenses	180.5	45.9	13.2	6.3	245.9
Other Income (Expense)
Net gain on asset dispositions	21.3	1.8	—	—	23.1
Interest (expense) income, net	(64.9)	(20.7)	(12.7)	0.1	(98.2)
Other (expense) income	(1.6)	(0.2)	—	8.3	6.5
Share of affiliates' pre-tax (losses) earnings	(0.1)	—	53.4	—	53.3
Segment Profit	$70.7	$34.4	$60.4	$12.6	$178.1
Less:
Selling, general and administrative expense					66.2
Income taxes (includes $13.3 related to affiliates' earnings)					29.7
Net Income					82.2
Less: Net Income Attributable to Non-Controlling Interest					—
Net Income Attributable to GATX					$82.2

Selected Data:
Investment volume	$142.6	$66.1	$147.1	$5.9	$361.7

Net Gain on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$16.4	$0.8	$—	$—	$17.2
Residual sharing income	0.1	—	—	—	0.1
Non-remarketing net gains (1)	4.8	1.0	—	—	5.8
	$21.3	$1.8	$—	$—	$23.1
__________
(1) Includes net gains from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Nine Months Ended September 30, 2026
(In millions)

	Rail North America	Rail International	Engine Leasing	Other	GATX Consolidated
Revenues
Lease revenue	$1,185.9	$303.2	$27.2	$25.0	$1,541.3
Non-dedicated engine revenue	—	—	64.8	—	64.8
Other revenue	133.8	16.1	—	5.8	155.7
Total Revenues	1,319.7	319.3	92.0	30.8	1,761.8
Expenses
Maintenance expense	377.0	56.4	—	2.8	436.2
Depreciation expense	374.0	83.4	31.8	12.2	501.4
Operating lease expense	20.8	—	—	—	20.8
Other operating expense	45.4	15.4	9.2	2.3	72.3
Total Expenses	817.2	155.2	41.0	17.3	1,030.7
Other Income (Expense)
Net gain on asset dispositions	167.8	4.4	—	0.2	172.4
Interest expense, net	(322.4)	(72.9)	(38.1)	(4.3)	(437.7)
Other (expense) income	(4.2)	3.5	16.9	3.3	19.5
Share of affiliates' pre-tax earnings	—	—	123.3	—	123.3
Segment Profit	$343.7	$99.1	$153.1	$12.7	$608.6
Less:
Selling, general and administrative expense					205.0
Income taxes (includes $32.4 related to affiliates' earnings)					106.3
Net Income					297.3
Less: Net Income Attributable to Non-Controlling Interest					3.2
Net Income Attributable to GATX					$294.1

Selected Data:
Investment volume	$4,720.6	$142.3	$0.2	$29.1	$4,892.2

Net Gain on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$148.4	$1.4	$—	$0.2	$150.0
Residual sharing income	0.3	—	—	—	0.3
Non-remarketing net gains (1)	21.5	3.0	—	—	24.5
Asset impairments	(2.4)	—	—	—	(2.4)
	$167.8	$4.4	$—	$0.2	$172.4
_________
(1) Includes net gains from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Nine Months Ended September 30, 2025
(In millions)

	Rail North America	Rail International	Engine Leasing	Other	GATX Consolidated
Revenues
Lease revenue	$786.9	$267.4	$26.6	$24.6	$1,105.5
Non-dedicated engine revenue	—	—	64.5	—	64.5
Other revenue	98.6	16.3	—	6.5	121.4
Total Revenues	885.5	283.7	91.1	31.1	1,291.4
Expenses
Maintenance expense	261.1	55.5	—	3.9	320.5
Depreciation expense	214.2	64.8	29.2	11.8	320.0
Operating lease expense	21.8	—	—	—	21.8
Other operating expense	23.5	14.3	8.6	2.9	49.3
Total Expenses	520.6	134.6	37.8	18.6	711.6
Other Income (Expense)
Net gain on asset dispositions	92.5	4.5	—	—	97.0
Interest (expense) income, net	(194.0)	(59.8)	(36.5)	1.0	(289.3)
Other (expense) income	(7.1)	(1.5)	0.1	11.2	2.7
Share of affiliates' pre-tax (losses) earnings	(0.2)	—	109.4	—	109.2
Segment Profit	$256.1	$92.3	$126.3	$24.7	$499.4
Less:
Selling, general and administrative expense					181.0
Income taxes (includes $28.1 related to affiliates' earnings)					82.1
Net Income					236.3
Less: Net Income Attributable to Non-Controlling Interest					—
Net Income Attributable to GATX					$236.3

Selected Data:
Investment volume	$502.5	$209.9	$147.1	$17.5	$877.0

Net Gain on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$81.0	$1.4	$—	$—	$82.4
Residual sharing income	0.4	—	—	—	0.4
Non-remarketing net gains (1)	14.7	3.1	—	—	17.8
Asset impairments	(3.6)	—	—	—	(3.6)
	$92.5	$4.5	$—	$—	$97.0
_________
(1) Includes net gains from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In millions, except per share data)

Impact of Tax Adjustments and Other Items on Net Income Attributable to GATX(1)

	Three Months Ended September 30		Nine Months Ended September 30
	2026	2025	2026	2025
Net income (GAAP)	$107.2	$82.2	$297.3	$236.3
Less : Net income attributable to non-controlling interest	2.0	—	3.2	—
Net income attributable to GATX	$105.2	$82.2	$294.1	$236.3
Adjustments to pre-tax income attributable to GATX:
Acquisition-related expenses (2)	$—	$3.8	$—	$3.8
Total adjustments to pre-tax income attributable to GATX	$—	$3.8	$—	$3.8
Income taxes thereon, based on applicable effective tax rate	—	(0.9)	—	(0.9)
Adjustments attributable to affiliates' earnings, net of taxes:
Insurance proceeds (3)	—	(8.2)	—	(8.2)
Total adjustments attributable to affiliates' earnings, net of taxes	$—	$(8.2)	$—	$(8.2)
Net income attributable to GATX, excluding tax adjustments and other items (non-GAAP)	$105.2	$76.9	$294.1	$231.0

Impact of Tax Adjustments and Other Items on Diluted Earnings per Share(1)

	Three Months Ended September 30		Nine Months Ended September 30
	2026	2025	2026	2025
Diluted earnings per share (GAAP)	$2.92	$2.25	$8.11	$6.46
Diluted earnings per share, excluding tax adjustments and other items (non-GAAP)	$2.92	$2.10	$8.11	$6.31

_________
(1) In addition to financial results reported in accordance with GAAP, we compute certain financial measures using non-GAAP components. Specifically, we exclude the effects of certain tax adjustments and other items for purposes of presenting net income attributable to GATX and diluted earnings per share because we believe these items are not attributable to our business operations. Management utilizes net income attributable to GATX, excluding tax adjustments and other items, when analyzing financial performance because such amounts reflect the underlying operating results that are within management’s ability to influence. Accordingly, we believe presenting this information provides investors and other users of our financial statements with meaningful supplemental information for purposes of analyzing year-to-year financial performance on a comparable basis and assessing trends.
(2) Expenses associated with the acquisition of Wells Fargo's rail assets.
(3) Insurance recoveries related to aircraft spare engines at RRPF for which it had previously recorded impairment losses.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In millions, except leverage)
(Continued)

	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025
Total Assets, Excluding Cash, by Segment
Rail North America	$11,967.8	$12,068.4	$12,242.6	$7,969.0	$7,865.3
Rail International	2,710.8	2,729.1	2,738.0	2,825.1	2,522.9
Engine Leasing	1,803.8	1,763.3	1,805.3	1,786.9	1,805.9
Other	414.8	412.9	417.3	433.6	415.3
Total Assets, excluding cash	$16,897.2	$16,973.7	$17,203.2	$13,014.6	$12,609.4
Debt and Lease Obligations, Net of Unrestricted Cash
Unrestricted cash	$(390.0)	$(747.1)	$(740.9)	$(743.0)	$(696.1)
Borrowings under bank credit facilities	34.6	44.0	49.7	82.2	117.3
Recourse debt	11,904.0	12,289.3	12,427.3	12,451.7	8,751.3
Operating lease obligations	131.4	143.8	150.9	154.3	160.7
Total debt and lease obligations, net of unrestricted cash	$11,680.0	$11,730.0	$11,887.0	$11,945.2	$8,333.2
Total recourse debt (1)	$11,680.0	$11,730.0	$11,887.0	$11,945.2	$8,333.2
Total equity	$3,538.4	$3,589.9	$3,656.2	$3,635.1	$2,718.9
Recourse Leverage (2)	3.3	3.3	3.3	3.3	3.1
 _________
(1) Includes recourse debt, borrowings under bank credit facilities, and operating lease obligations, net of unrestricted cash.
(2) Calculated as total recourse debt / total equity.

Reconciliation of Total Assets to Total Assets, Excluding Cash
Total Assets	$17,287.4	$17,720.9	$17,944.2	$17,999.5	$13,305.8
Less: cash	(390.2)	(747.2)	(741.0)	(4,984.9)	(696.4)
Total Assets, excluding cash	$16,897.2	$16,973.7	$17,203.2	$13,014.6	$12,609.4

 GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(Continued)

	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025
Rail North America Statistics
Lease Price Index (LPI) (1)
Average renewal lease rate change	12.4%	16.8%	22.3%	21.9%	22.8%
Average renewal term (months)	52	54	56	58	60
Renewal Success Rate (2)	86.1%	82.6%	79.1%	91.4%	87.1%
Fleet Rollforward (3)
Beginning balance	192,638	196,233	100,593	101,288	102,317
Railcars added	325	690	98,535	920	366
Railcars scrapped	(731)	(878)	(1,355)	(898)	(478)
Railcars sold	(2,129)	(3,407)	(1,540)	(717)	(917)
Ending balance	190,103	192,638	196,233	100,593	101,288
Utilization	98.4%	98.0%	98.1%	99.0%	98.9%
Average active railcars	188,358	190,587	193,195	99,999	100,896
Boxcar Fleet Rollforward
Beginning balance	9,136	9,888	7,032	7,478	7,621
Railcars added	140	—	3,411	1	172
Railcars scrapped	(280)	(251)	(266)	(365)	(285)
Railcars sold	—	(501)	(289)	(82)	(30)
Ending balance	8,996	9,136	9,888	7,032	7,478
Utilization	97.9%	97.1%	97.6%	97.1%	96.9%
Average active railcars	8,883	9,152	9,895	7,206	7,391
Rail North America Industry Statistics
Manufacturing Capacity Utilization Index (4)	76.9%	76.3%	75.5%	75.7%	76.1%
Year-over-year Change in U.S. Carloadings (excl. intermodal) (5)	2.7%	3.2%	4.2%	1.5%	2.1%
Year-over-year Change in U.S. Carloadings (chemical) (5)	2.3%	2.9%	3.8%	0.8%	1.5%
Year-over-year Change in U.S. Carloadings (petroleum) (5)	7.7%	7.4%	7.3%	(1.6)%	(1.2)%
Production Backlog at Railcar Manufacturers (6)	25,326	23,427	23,128	23,431	25,687
_________
(1) GATX's Lease Price Index (LPI) is an internally-generated business indicator that measures renewal activity for our North American railcar fleet, excluding boxcars. The LPI calculation includes all renewal activity based on a 12-month trailing average, and the renewals are weighted by the count of all renewals over the 12-month period. The average renewal lease rate change is reported as the percentage change between the average renewal lease rate and the average expiring lease rate. The average renewal lease term is reported in months and reflects the average renewal lease term in the LPI.
(2) The renewal success rate represents the percentage of railcars on expiring leases that were renewed with the existing lessee. The renewal success rate is an important metric because railcars returned by our customers may remain idle or incur additional maintenance and freight costs prior to being leased to new customers.
(3) Excludes boxcar fleet.
(4) As reported and revised by the Federal Reserve.
(5) As reported by the Association of American Railroads (AAR).
(6) As reported by the Railway Supply Institute (RSI).

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(Continued)

	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025
Rail Europe Statistics
Fleet Rollforward
Beginning balance	36,718	36,651	36,484	30,572	30,492
Railcars added	206	229	355	6,145	328
Railcars scrapped or sold	(212)	(162)	(188)	(233)	(248)
Ending balance	36,712	36,718	36,651	36,484	30,572
Utilization	96.1%	95.3%	94.7%	94.7%	93.7%
Average active railcars	35,138	34,868	34,588	32,671	28,592

Rail India Statistics
Fleet Rollforward
Beginning balance	12,851	12,508	12,165	11,712	11,112
Railcars added	98	343	343	453	600
Ending balance	12,949	12,851	12,508	12,165	11,712
Utilization	100.0%	100.0%	100.0%	100.0%	100.0%
Average active railcars	12,925	12,692	12,275	11,905	11,363